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                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-102888

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 11, 2003
(TO PROSPECTUS DATED FEBRUARY 26, 2003)

                                  $320,000,100
                                  (APPROXIMATE)


                                INDYMAC MBS, INC.
                                    DEPOSITOR


                                 [INDYMAC LOGO]
                           SELLER AND MASTER SERVICER


                 RESIDENTIAL ASSET SECURITIZATION TRUST 2003-A3
                                     ISSUER

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C

                                 --------------

The Prospectus Supplement dated March 11, 2003 to the Prospectus dated February 26, 2003 with respect to the above captioned series of certificates is hereby amended as follows:

The numbers in the chart on pages S-23 and S-24 of the Prospectus Supplement are revised as follows:

                                                        AS OF DECEMBER
                                                              31,
                                                        --------------
                                                             2002
                                                        --------------
          Total Number of Conventional Mortgage Loans
             in Portfolio............................      70,253
          Delinquent Mortgage Loans and Pending
             Foreclosures at Period End(1):..........
               30-59 days............................        2.69%
               60-89 days............................        0.70%
               90 days or more (excluding pending
                   foreclosures).....................        1.25%
                                                        --------------
          Total Delinquencies........................        4.64%
                                                        ==============
          Foreclosures pending.......................        1.28%
                                                        --------------
          Total delinquencies and
               foreclosures pending..................        5.92%
                                                        ==============

---------------
(1)  As a percentage of the total number of loans master serviced.



BEAR, STEARNS & CO. INC.                                         MORGAN STANLEY


                                 April 23, 2003